As filed with the Securities and Exchange Commission on January 18, 2005.
Registration No. 33-58447

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1081436 (I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, California 94304
(Address of Principal Executive Offices)(Zip Code)

Hewlett-Packard Company 1995 Incentive Stock Plan
(Full Title of the Plan)

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Offering Price per Share	Offering Price	Amount of Registration Fee
Hewlett-Packard Company 1995 Incentive Stock Plan, common stock of Hewlett-Packard Company, $.01 par value per share	N/A*	N/A*	N/A*	N/A*

      *   No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 33-58447. Therefore, no further registration fee is required.

HEWLETT-PACKARD COMPANY
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 33-58447, is being filed due to an administrative error in the original filing on Form S-8 POS (Registration No. 002-90239), filed on May 21, 1998. This Amendment is being filed to correct the aforementioned administrative error and pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Hewlett-Packard Company, a Delaware corporation (“Hewlett-Packard Delaware” or the “Registrant”), which is the successor to Hewlett-Packard Company, a California corporation (“Hewlett-Packard California”), following a statutory merger effective on May 20, 1998 (the “Merger”) for the purpose of changing Hewlett-Packard California’s state of incorporation. Prior to the Merger, Hewlett-Packard Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Hewlett-Packard Delaware succeeded by operation of law to all of the assets and liabilities of Hewlett-Packard California. The Merger was approved by the shareholders of Hewlett-Packard California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        Except as modified by this Amendment, Hewlett-Packard Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation of Documents by Reference.

        Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 filed with the Commission on January 14, 2005 pursuant to Section 13 of the Exchange Act ;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant’s Annual Report referred to in (a) above; and

(c)	The description of Registrant’s common stock contained in our registration statement on Form 8-A, and any amendment or report filed with the Commission for the purposes of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item  4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item  6.     Indemnifications of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also provide:

(i)	that we may expand the scope of the indemnification by individual contracts with our directors and officers, and

(ii)

that we shall not be required to indemnify any director or officer unless the indemnification is required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract.

        In addition, our bylaws give us the power to indemnify our employees and agents to the fullest extent permitted by Delaware law.

Item  7.     Exemption from Registration Claimed.

Not applicable.

Item  8.     Exhibits.

Exhibit Number	Description

4.1	Hewlett-Packard Company 1995 Incentive Stock Plan, which appears as Exhibit 10(c) to Form 10-K Registration Statement (Registration No. 001-04423) filed on January 21, 2003, which exhibit is incorporated herein by reference.
5.1	Opinion re legality.
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference.
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney. (See signature page of this Registration Statement incorporated herein by reference.)

Item  9.     Undertakings.

A.	The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement—notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 18th day of January, 2005.

HEWLETT-PACKARD COMPANY /s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Hewlett-Packard Company, a Delaware corporation, do hereby constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Carleton S. Fiorina
Carleton S. Fiorina

/s/ Robert P. Wayman
Robert P. Wayman

/s/ Jon E. Flaxman
Jon E. Flaxman

/s/ Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

/s/ Patricia C. Dunn
Patricia C. Dunn

/s/ Richard A. Hackborn
Richard A. Hackborn

/s/ Dr. George A. Keyworth II
Dr. George A. Keyworth II

Chairman and Chief Executive
Officer (Principal Executive
Officer)

Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

Senior Vice President and Controller
(Principal Accounting Officer)

Director

Director

Director

	Director	January 18, 2005 January 18, 2005 January 18, 2005 January 18, 2005 January 6, 2005 January 18, 2005 January 18, 2005

/s/ Robert E. Knowling, Jr. Robert E. Knowling, Jr. /s/ Sanford M. Litvack Sanford M. Litvack /s/ Robert L. Ryan Robert L. Ryan /s/ Lucille S. Salhany Lucille S. Salhany	Director Director Director Director	January 18, 2005 January 18, 2005 January 18, 2005 January 18, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Hewlett-Packard Company 1995 Incentive Stock Plan, which appears as Exhibit 10(c) to Form 10-K Registration Statement (Registration No. 001-04423) filed on January 21, 2003, which exhibit is incorporated herein by reference.
5.1	Opinion re legality.
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference.
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney. (See signature page of this Registration Statement incorporated herein by reference.)

Exhibit 5.1

January 18, 2005

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

Dear Sir or Madam:

        I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (“HP”) and the reservation for issuance and authorization of the sale and issuance from time to time of HP’s Common Stock (the “Shares”) pursuant to the Hewlett-Packard Company 1995 Incentive Stock Plan (the “Plan”). The Shares are the subject of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

        Upon the basis of such examination, I am of the following opinion:

    1.        The authorized shares of HP consist of 300,000,000 shares of Preferred Stock and 9,600,000,000 shares of Common Stock.

    2.        The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of the Shares pursuant to the Plan have been duly taken and, when issued pursuant to the Plan, the Shares will be duly and validly issued and fully paid and nonassessable.

    3.        All authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares have been obtained.

        You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

Very truly yours, /s/ Charles N. Charnas Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 Reg. No. 33-58447) of Hewlett-Packard Company pertaining to the Hewlett-Packard Company 1995 Incentive Stock Plan of our report dated November 16, 2004, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP San Jose, California
January 12, 2005